Exhibit 10.1

Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) would likely cause competitive harm to the registrant if publicly disclosed.

Technology And Manufacturing Services Agreement

This “Technology and Manufacturing Services Agreement” (the “Agreement”) is made effective as of 30th January, 2026, by and between SunHydrogen, Inc., a Nevada corporation located at BioVentures Center, 2500 Crosspark Road, Coralville, IA 52241 (“SunHydrogen”), and CTF Solar GmbH, located at Manfred-von-Ardenne-Ring 4, 01099 Dresden (“CTF”). SunHydrogen and CTF may each be referred to as a “Party” and collectively as the “Parties.”

WHEREAS SunHydrogen is engaged in developing innovative photoelectrochemical technologies for the production of renewable hydrogen using only sunlight and water, and possesses proprietary know-how related to hydrogen module design and integration, catalyst systems, reactor architecture, and semiconductor stabilization for high-purity hydrogen generation and collection.

WHEREAS CTF is a corporation specializing in the delivery and manufacturing of CdTe thin-film solar module factories, and possesses extensive intellectual property, expertise, and know-how in CdTe thin-film solar module technology and associated high-volume manufacturing processes, as a subsidiary of China National Building Materials Group (CNBM).

WHEREAS SunHydrogen intends to employ CdTe photovoltaic (PV) modules as the semiconductor platform for producing renewable hydrogen, fuels, and related chemical products.

WHEREAS the Parties previously entered into (i) a Memorandum of Understanding dated December 18, 2023 (the “2023 MoU”) and (ii) a Technology Collaboration Agreement effective as of July 1, 2024 (the “2024 TCA”), pursuant to which the Parties collaborated to evaluate the integration of CTF’s CdTe module technology with SunHydrogen’s hydrogen generation technology.

WHEREAS under the 2024 TCA, SunHydrogen provided to CTF certain Background Intellectual Property as set forth in Appendix A thereto, based on which CTF designed a modified CdTe PV module concept for hydrogen production using its own Background Intellectual Property, and CTF produced and delivered 100 cm², 1200 cm², and 1.92 m² CdTe module samples that SunHydrogen successfully incorporated and evaluated within its hydrogen production technology.

WHEREAS on November 18, 2025, at the China International Import Expo in Shanghai, China, the Parties entered into an expanded Memorandum of Understanding (the “2025 MoU”) that builds on the 2023 MoU and the 2024 TCA and establishes a framework for engineering, pilot manufacturing and large-scale module development in support of SunHydrogen’s photoelectrochemical hydrogen panel technology.

WHEREAS, the 2025 MoU contemplates that the Parties will, within a defined period specify detailed milestones, resource contributions and work plans and addressing, among other matters, (i) further enhancement of device performance and solar-to-hydrogen efficiency, (ii) initiation of pilot manufacturing aligned with high-volume manufacturing processes for both the hydrogen modules and SunHydrogen’s proprietary catalysts and stabilization coatings, and (iii) production of approximately one thousand (1,000) full-size modules for combined pilot demonstrations and to support future commercial scaling.

WHEREAS in accordance with the 2025 MoU, the Parties now wish to enter into this Agreement, pursuant to which CTF will, on a fee-for-service basis, provide certain engineering, process development, pilot manufacturing, and related services, including the pilot manufacture and delivery of modules, and SunHydrogen will compensate CTF for such services, all as further described herein.

1. FEES AND PAYMENT

A.	Total Fee. In consideration for the Technology and Manufacturing Services provided by CTF under this Agreement, SunHydrogen shall pay CTF a total amount of Two Million Euros (€ $2,000,000) for the full two-year term of this Agreement.

B.	Payment Schedule. The total fee shall be paid in installments according to the payment schedule set forth in Section 7, subject to satisfactory completion of the applicable milestones and deliverables defined therein.

C.	No Obligation Beyond Cap. Except as expressly agreed in writing by the Parties, SunHydrogen shall have no obligation to pay any amounts in excess of the total fee stated in Section 1A.

2. AGREEMENT AND INTELLECTUAL PROPERTY DEFINITIONS:

A.	“Intellectual Property” encompasses all forms of inventions, whether patentable or not, works of authorship or expression, including computer programs, databases, trade secrets, and other proprietary information.

B.	“Background Intellectual Property” means: (i) all Intellectual Property set forth in Appendix A to the 2024 TCA; and (ii) any other Intellectual Property owned or controlled by a Party that is developed independently and outside the scope of (a) the 2023 MoU, (b) the 2024 TCA, and (c) this Agreement, whether developed before, between July 1, 2024 and the Effective Date of this Agreement, or after the Effective Date, and that does not incorporate or derive from the other Party’s Background Intellectual Property or Confidential Information.

a.	Background Intellectual Property shall remain the property of the original owner. [***]

b.	For SunHydrogen, Background Intellectual Property includes, [***]

c.	For CTF, Background Intellectual Property includes, [***]. This definition allocates ownership only and does not obligate either Party to disclose any Background Intellectual Property except as expressly provided in writing.

C.	“Foreground Intellectual Property” (or “Foreground IP”) means all Intellectual Property first conceived, developed, created, authored, or reduced to practice in the performance of this Technology and Manufacturing Services Agreement.

a.	Ownership. Foreground IP developed under this “pay for services” Technology and Manufacturing Services Agreement 30th January 2026 shall be owned by SunHydrogen.

b.	[***].

c.	Independent Third-Party Development.
If not separately agreed on in written, the §5 of the 2024 TCA applies. For clarity, nothing in this Agreement restricts SunHydrogen from engaging third parties to independently develop, improve, or manufacture CdTe or other photovoltaic modules, provided SunHydrogen does not disclose or grant access to CTF Background Intellectual Property, [***].

d.	[***].

D.	“Original PV Module Design” refers to SunHydrogen’s PV Module design set forth in Appendix A attached to the 2023 MoU.

E.	“Modified PV Module Design” refers to CTF’s qualitative modification based on CTF’s background IP, improvements and optimization of SunHydrogen’s Background Intellectual Property under the 2023 MoU. [***].

3. TECHNICAL GLOSSARY:

For the purposes of this Agreement, the following terms shall have the meanings set forth below:

●	Substrate. [***].

●	Semiconductor. [***].

●	Current Collector. [***].

●	Stabilization Coating. [***].

●	Cathode. [***].

●	Anode. [***].

●	PV Cell. [***].

●	PV Module. [***].

●	PEC Device. [***]

●	PV-Electrolyzer System. [***].

●	Hydrogen Sub-module. [***].

●	Hydrogen Module. [***].

●	Housing Unit. [***].

●	Hydrogen Reactor. [***].

●	Hydrogen Panel. [***].

●	Hydrogen Array. [***].

●	Solar-to-Hydrogen (STH) efficiency. [***].

4. AGREEMENT OBJECTIVES:

The primary objectives of this agreement are to achieve the following:

●	Coatings Scale-Up: Develop and validate methodologies for applying catalyst and stabilization coatings on larger-area modules quickly and uniformly, enabling durable, corrosion-resistant panels.

●	Geometry Optimization: Determine how cell dimensions and layout affect hydrogen output, and identify the optimal module architecture ([***]) that maximizes active area utilization and balances the hydrogen and oxygen production rates.

●	Voltage Enhancement: Increase the operating voltage of individual photoactive cells (or sub-cells) to improve the module’s overall power output and efficiency, thereby raising the module’s maximum power point closer to the requirements for efficient water splitting.

These objectives support SunHydrogen’s goal of scaling its technology to commercially relevant panel sizes (1.92 m² and beyond) while maintaining or improving efficiency and durability.

5. TECHNICAL SERVICES DESCRIPTION:

SunHydrogen and CTF will collaborate on a series of technical development tasks aimed at advancing SunHydrogen’s hydrogen-producing PEC modules. The scope of work is organized into key tasks, each focused on a critical aspect of the technology: [***].

A.	Task 1: Coating Process Scale-Up for Large-Area Modules

Objective: Develop and demonstrate practical methods to integrate catalysts and protective stabilization coatings on large-area PV substrates [***] in a repeatable, efficient manner. This task focuses on reducing manual labor and cycle time while ensuring uniform, durable coatings that enable reliable hydrogen production at scale.

Activities: To achieve this, CTF will pursue the following key activities:

●	Catalyst Integration Methods: [***]

●	Protective Stabilization Coatings: [***].

●	Tooling, Fixtures, and Quality Control: [***].

Deliverables (Task 1):

●	D1: Coating Process Documentation [***].

●	D2: Large-Area Coating Demonstration [***].

●	D3: Coating Tooling Design/Prototype [***].

●	D4: Manufacturing Integration & Costing Package (Tech Transfer Package) [***]

Outcome of Task 1 (Throughput + Manufacturing Readiness): [***].

B.	Task 2: Prototype Module Development and Geometry Optimization

Objective: Optimize the photovoltaic cell layout and overall module architecture to maximize hydrogen production per unit area, and supply SunHydrogen with improved prototype modules for testing and external evaluations. [***].

Activities: [***]

●	Cell Geometry and Layout Experiments: [***].

●	Maximizing Active Area Utilization: [***].

●	Modeling and Simulation (if applicable): [***]

●	Prototype Fabrication and Testing: [***].

●	Down-Selection and Design Freeze. [***].

Deliverables (Task 2):

●	D1: Optimized Prototype Modules [***].

●	D2: Characterization Data and Documentation – [***].

●	D3: Geometry Optimization Report – [***]

●	D4: Full-Size 1.92 m² Pilot Lot (Down-Selected Design) [***]

Outcome of Task 2: [***].

C.	Task 3: Voltage Enhancement and Efficiency Improvements

Objective: Explore and implement technical strategies to increase the operating voltage of SunHydrogen’s PV cells or sub-modules, thereby improving the overall solar-to-hydrogen conversion efficiency of the panels. [***].

Activities: [***]

●	Monolithic Series Connection Optimization: [***].

●	Tandem/Multijunction Cell Design: [***]

●	Material and Device Improvements for Higher Voltage: [***].

●	Prototyping and Testing Enhanced-Voltage Designs: [***].

Deliverables (Task 3):

●	D1: High-Voltage Prototype Data Package [***].

●	D2: Voltage Enhancement Integration Plan [***]

Outcome of Task 3: [***]

6. PROJECT MANAGEMENT, PLANNING, REPORTING, AND ACCEPTANCE:

A.	Kick-off meeting. Within ten (10) business days after the Effective Date, the Parties will hold an initial kick-off meeting (teleconference or video conference unless otherwise agreed) to (i) review the scope and sequencing of the Services/Tasks, (ii) confirm deliverables, timelines, and any agreed success metrics, (iii) confirm assumptions and required inputs from each Party, and (iv) confirm primary points of contact and communication protocols.

B.	Work Plan and Updates. At the outset of the project, within twenty (20) business days after the effective date of the agreement, CTF will prepare and deliver a Project Work Plan covering all the above tasks. This work plan will confirm the specific module variants to be produced (sizes and target quantities as outlined), key milestones and target dates for each deliverable, and any agreed-upon test or acceptance criteria not already detailed in this scope. SunHydrogen will review and approve this plan to ensure mutual understanding of the project timeline and expectations. Throughout the project, CTF will maintain regular communication (e.g., bi-weekly or monthly progress updates, as needed) to report on development progress, discuss interim findings, and address any changes in strategy. This ensures transparency and allows SunHydrogen to provide timely input or decisions if the scope needs adjustment based on intermediate results.

C.	Regular update meetings. The Parties will conduct regular progress update calls on a weekly basis (approximately one (1) hour each, unless otherwise mutually agreed) to review progress, preliminary findings, risks/roadblocks, and near-term action items. CTF will provide brief written notes documenting action items, owners, and decisions within two (2) business days following each update call.

D.	Technical reviews. The Parties will conduct technical review meetings at least quarterly (or more frequently if mutually agreed) to evaluate results, confirm priorities, review interim data, and, where appropriate, refine the sequencing of Tasks within the agreed scope. Where a down-selection, design freeze, or other major technical decision is required, such decision will be documented in writing (e.g., meeting minutes or a decision log) and will become the basis for subsequent work. Outcomes of a technical review may include a recommendation to modify scope, pause work, or terminate the Agreement in accordance with Section 7.

E.	On-site support. If required to support the Services, CTF will provide reasonable on-site support at SunHydrogen’s facilities in Iowa (or other mutually agreed location) subject to mutual scheduling. Unless otherwise agreed in writing, the scope includes up to eighty (80) person-days of on-site support during the term of the Services. Any additional on-site support beyond this allocation will be agreed separately in writing.

F.	Changes to scope. Any material changes to Tasks, deliverables, quantities, acceptance criteria, or timelines will be documented in a written change order or amendment signed by both Parties.

G.	Issue escalation. Each Party will designate a project manager as the primary day-to-day point of contact. If technical or scheduling issues cannot be resolved at the working level within a commercially reasonable timeframe, the matter will be escalated to designated management contacts for resolution.

H.	Summary Report. Upon conclusion of the defined tasks (or the end of the project term), CTF will compile and deliver a Task Summary Report that encapsulates all results, findings, and recommendations from the work performed. This comprehensive report will include an overview of work done in each task, key technical achievements, any challenges encountered and how they were addressed, lessons learned, and suggestions for future work (such as any follow-up tasks or investigations that fall outside the scope of this agreement). It may also highlight how the outcomes of this project position SunHydrogen for the next steps toward pilot-scale manufacturing or commercial deployment. SunHydrogen will use this report to assess the success of the project and to plan any subsequent phase in collaboration with CTF or other partners.

I.	Deliverable Review and Acceptance. For each deliverable item listed under the tasks above (D1, D2, etc. for each task, as well as the work plan and summary report), SunHydrogen will review the submitted material upon receipt. SunHydrogen will provide written feedback or notice of acceptance within ten (10) business days. If any deliverable does not conform to the agreed specifications or acceptance criteria (for example, if a prototype is not functioning, or documentation is missing key information), SunHydrogen will detail the required corrections. CTF will then use commercially reasonable efforts to promptly address the feedback, make necessary corrections or improvements, and resubmit the deliverable for a second review. A deliverable will be deemed accepted once SunHydrogen provides written confirmation of its acceptance. Both parties acknowledge that timely feedback and cooperation are essential to keep the project on schedule.

J.	Flexibility in Task Execution. The Parties agree that the scope as described is based on current understanding and may need to adapt as the project progresses. SunHydrogen may, at its discretion and with written authorization, request CTF to commence certain later-stage tasks in parallel or ahead of schedule if early results from preceding tasks are promising or if timing considerations demand overlap. For instance, if preliminary coating process outcomes are positive, SunHydrogen might authorize starting some geometry optimization activities before Task 1 is fully completed, or initiate certain voltage enhancement experiments earlier to expedite development. Any such adjustments will be coordinated through written addenda or project notes. Importantly, if overlap or resequencing of tasks is approved, it does not waive or change CTF’s obligation to complete all tasks and deliverables in this scope; it simply modifies the execution timeline for efficiency. Any significant change in scope or addition of new activities beyond those described will be handled via a formal change order or amendment to the agreement, mutually agreed upon by both Parties.

K.	Out-of-Scope and Future Work Considerations. This Scope of Work is focused on research, development, and prototyping services. It does not include large-scale manufacturing or supply of production volumes of modules beyond the prototype quantities specified. SunHydrogen is not obligated under this agreement to purchase or produce any additional modules at commercial scale. If SunHydrogen decides to move forward with a pilot production (for example, ordering a batch of approximately one thousand (1,000) enhanced PV modules for a pilot plant or demonstration project), such an effort would be governed by a separate agreement or an amendment that defines the terms for manufacturing, including pricing, production schedule, warranty, intellectual property licensing, and any exclusivity or supply commitments. The knowledge and results gained from the tasks in this Technical Services Description are intended to inform and enable any future scale-up – for instance, by providing process specifications and design parameters that can be used in a pilot manufacturing setting. Both parties recognize the potential for future collaboration beyond this scope, but any commitments for these future collaborations or commercialization will be documented in writing in subsequent agreements.

7. BUDGET BREAKDOWN, PAYMENT TERMS, AND OTHER CONDITIONS:

A.	General Budget. The total budget for the Services under this Agreement is not to exceed €2,000,000 (the “Total Budget”), unless increased by a written change order or amendment signed by both Parties. The Total Budget is allocated across the Tasks and deliverables described in the Technical Services Description and any applicable exhibits.

CTF shall perform the Services within the Total Budget and is responsible for managing all labor, materials, equipment usage, overhead, and other costs necessary to perform the Services. Any reallocation of budget among Tasks (without increasing the Total Budget) must be approved in writing by both Parties. CTF will promptly notify SunHydrogen in writing if CTF reasonably anticipates a material variance versus the planned allocation (overrun or underrun) and will propose corrective actions or a change order as applicable.

B.	Commencement and Changes. This Agreement becomes effective on the date of last signature (“Effective Date”). CTF shall commence the Services upon the earliest of: (i) SunHydrogen’s issuance of a written Notice to Proceed (which may be given by email), or (ii) the date specified in the mutually agreed Project Work Plan, provided that any required purchase order has been issued and the initial advance payment (if any) has been received. CTF shall not commence work prior to the Effective Date without SunHydrogen’s prior written authorization. The Technical Services Description, deliverables, quantities, acceptance criteria, schedule, or Total Budget shall not be amended, expanded, reduced, or materially changed except by a written change order or amendment signed by both Parties.

C.	Payment Terms.

(a)	Payment Schedule. Within ten (10) business days after the Effective Date, CTF shall submit a proposed payment schedule allocating the Total Budget across objective deliverables and milestones/sub-milestones (“Payment Schedule”). The Payment Schedule shall become effective only upon SunHydrogen’s written approval and shall be attached as Exhibit A. CTF may invoice only for milestones/sub-milestones set forth in the approved Payment Schedule.

(b)	Advance Payment. SunHydrogen shall pay an advance payment equal to twenty-five percent (25%) of the Total Budget (€500,000) within fourteen (14) days after the Effective Date (the “Advance”). The Parties agree that the Advance is intended to fund the Services during the first six (6) months following the Effective Date (the “Initial Period”). During the Initial Period, SunHydrogen shall have no payment obligation beyond the Advance, and CTF shall not invoice amounts that would require payment in excess of the Advance, unless SunHydrogen expressly authorizes otherwise in writing. During the Initial Period, the total value of milestones eligible for acceptance and crediting shall not exceed €500,000 unless SunHydrogen approves in writing. If this Agreement is terminated prior to the end of the Initial Period, the Parties will perform a final accounting within thirty (30) days and the Advance shall be applied as a credit against Milestones accepted prior to termination; any remaining unearned portion of the Advance shall be refunded to SunHydrogen

(c)	Deferred Application of Advance; Monthly Statements. During the Initial Period, CTF may provide monthly written statements summarizing work performed, Milestones/sub-milestones completed, and deliverables submitted/accepted during the prior month; however, CTF shall not apply, draw down, or credit the Advance against Milestones (and shall not issue milestone invoices) until the end of the Initial Period (or earlier termination of the Agreement). At the end of the Initial Period, CTF will issue a reconciliation statement/invoice covering Milestones accepted during the Initial Period, and the Advance will then be applied as a credit against such accepted Milestones. Any remaining Advance credit (if any) will carry forward and be applied to subsequent milestone invoices.

(d)	Monthly Invoicing. After the Initial 6-month Period, CTF may submit monthly invoices for milestones/sub-milestones completed and accepted during the prior month, supported by a brief progress summary. Each such invoice shall reflect the remaining Advance if available to be credited, and SunHydrogen shall be entitled to apply the Advance as a credit against such invoices until the Advance is fully credited. Monthly invoices shall not cause total payments to exceed the Total Budget. According to 7 C (a) CTF will provide a detailed payment schedule the way that for month 7-11 an amount of 80.000,- € per month (400.000,- € in total) and month 12 an amount of 100.000,- will be invoiced. For month 13-17 and 19-23 an amount of 80.000,- € per month and for month 18 and 24 an amount of 100.000,- per month will be invoiced with respect to accepted deliverables.

(e)	Disputed amounts. SunHydrogen may withhold payment only for amounts disputed in good faith and shall pay all undisputed amounts when due. The Parties will work promptly and in good faith to resolve disputes.

(f)	Suspension for non-payment. If SunHydrogen fails to pay an undisputed amount within fifteen [15] days after receiving written notice of late payment, CTF may suspend performance until all undisputed past-due amounts are paid.

(g)	Taxes/Fees: Each party shall be responsible for and shall pay all taxes and fees imposed on it under respected countries in connection with this agreement, including taxes, bank charges, and any fees arising from the receipt of payments under this Agreement (in case of CTF) and any taxes arising from making payments under this Agreement (in the case of SunHydrogen).

D.	Termination following technical review / project infeasibility. If, during any quarterly technical review, the Parties determine in good faith that continuation of the Services is unlikely to achieve the agreed technical success criteria or performance targets set forth in the Work Plan (or other written specifications approved by SunHydrogen), within commercially reasonable time and cost constraints, then either Party may terminate this Agreement upon sixty (60) days’ prior written notice. The Parties will use commercially reasonable efforts to document the basis for such determination in the technical review minutes or decision log.

E.	Termination for Cause. Either party may provide a written notice of termination in the event of a material breach of the other. The notice shall state the details of the breach. Termination will occur 30 days following the notice unless a) the breach is remedied, or b) the breaching party has commenced efforts to cure the breach and continues diligently those efforts to cure. Upon termination of this Agreement, SunHydrogen shall retain all of its right, title, and interest in and to the Background Intellectual Property and to all SunHydrogen Intellectual Property and foreground IP derived from this contract. CTF shall retain all of its right, title, and interest in and to its own Background Intellectual Property.. However, upon termination: CTF shall not use Foreground Intellectual Property for the PEC Device based research, development, prototyping, testing, funding, manufacturing, commercialization, deployment, and production of hydrogen, fuels, or chemicals—whether directly or through licensing to a third party—without the prior written consent of SunHydrogen. SunHydrogen shall not use any Foreground Intellectual Property for the purpose of engaging other PV firms in manufacturing activities based on or incorporating CTF’s contributions, either directly or through a license agreement with a third party, without the prior written consent of CTF. Additionally, If CTF materially fails to meet an agreed milestone or deliverable acceptance criterion set forth in the Work Plan or this Agreement, and such failure remains uncured for thirty (30) days after written notice from SunHydrogen (or such longer period as may be reasonably required to cure provided CTF is diligently pursuing cure), SunHydrogen may terminate the Agreement upon written notice.

F.	Payments upon termination. In the event of termination, SunHydrogen shall make payment to CTF for all completed or partially completed Services and approved deliverables, including reimbursement to CTF for reasonable non-cancellable costs and expenses incurred or accrued up to the date of termination in anticipation of, or in preparation of, the fulfillment of CTF’s duties in connection with the Agreement. Except as expressly stated in this Agreement, neither Party shall be responsible for or liable to the other for any other costs or damages attributable solely to a termination, including lost profits.

G.	Warranty. CTF warrants that the Services provided in connection with this Agreement will be rendered in a professional and competent manner. SunHydrogen shall notify CTF in writing of any nonconformity within thirty (30) days of provision of the applicable Services or deliverable. CTF’s obligation in the event of a warranted nonconformity is to correct the nonconformity, subject to any limitation of liability set forth in this Agreement.

H.	Use of Results. All reports, data, and prototypes provided to SunHydrogen are for SunHydrogen’s exclusive use. CTF can retain copies of data as needed for record-keeping but cannot disclose or exploit them independently without prior written permission from SunHydrogen.

I.	Confidentiality. Both parties will maintain confidentiality of any proprietary or sensitive information exchanged during the project. At least for the term of this Agreement, the provisions of the 2023 NDA shall apply accordingly to the relationship between the Parties arising out of this Agreement.

J.	Competitive Use Restriction; Permitted Activities.

(a)	Purpose. CTF acknowledges that SunHydrogen is investing in this collaboration to advance SunHydrogen’s technology relating to direct solar-driven photoelectrochemical (PEC) hydrogen production and related fuel/chemical generation.

(b)	Protected Collaboration Assets. For purposes of this Section, “Protected Collaboration Assets” means (i) SunHydrogen Background Intellectual Property, (ii) 2024 TCA IP; (iii) Foreground Intellectual Property, and (iii) SunHydrogen Confidential Information.

(c)	Disclosure of Protected Collaboration Assets. The disclosure or sharing of “Protected Collaboration Assets” under 7.J.(b) to third parties or institutions requires the written permission and approval by SunHydrogen. This includes but is not limited to general and detailed application documents for publicly funded projects, exhibitions, and publication for commercial and non-commercial purpose. At SunHydrogens discretions, this permission and approval might be granted, conditionally granted or rejected.

(d)	Permitted Activities. Nothing in this Section restricts CTF from conducting its core business activities, including: (i) providing EPC services for photovoltaic power plants, including PV power plants whose electricity output supplies electrolyzers or other electrochemical production processes; (ii) manufacturing, supplying, selling, or integrating PV cells/modules as electricity-generating components (even if used in electrolysis-based hydrogen projects); (iii) providing PV coating/structuring R&D services; (iv) supporting PV manufacturing equipment, line integration, commissioning, and associated services; (v) any activities for publicly funded projects on “Restricted PEC Device Field” applied during or after the term of this agreement, provided CTF does not use or disclose SunHydrogen Background IP, 2024 TCA IP, Foreground IP, or SunHydrogen Confidential Information to develop or support a competing PEC system without permission from SunHydrogen [Note: SunHydrogen agrees to collaborate with CTF on such funding opportunities on the condition that SunHydrogen’s IP and know-how are protected]; and (vi) any other business activities that do not use or disclose Protected Collaboration Assets in violation of this Agreement.

(e)	No Restriction on General Skills. This Section does not prohibit CTF from using its general skills, experience, and know-how, provided CTF does not use or disclose Protected Collaboration Assets contrary to this Agreement.

(f)	Remedies. A breach of this Section constitutes a material breach of this Agreement. The non-breaching Party shall be entitled to seek injunctive or other equitable relief (without limiting any other remedies available under this Agreement or at law)

K.	Intellectual Property Infringement Claims. SunHydrogen shall immediately notify CTF in writing of any claim that the Services created, developed and provided solely by CTF infringe the patents, copyrights or other intellectual property or proprietary rights of third parties. CTF shall provide SunHydrogen with reasonable assistance in the defense of such claims. In the event that Services are interrupted due to such a claim, CTF will use reasonable efforts, in its discretion, to a) modify the Services such that use by SunHydrogen is permitted; b) secure on behalf of SunHydrogen continuing rights to use the Services; or c) substitute Services which are not infringing. If SunHydrogen’s continued use of the Services, modified Services or substituted Services cannot be secured or provided by CTF, then this Agreement may be terminated by SunHydrogen. CTF’s maximum liability under this section shall be limited to sums equal to the lesser of: a) ten (10%) percent of the compensation to be paid to CTF as stated in the Agreement or b) the amount of payments made by SunHydrogen under the Agreement. SunHydrogen shall indemnify CTF from any claim that the Services infringe the patents, copyrights or other intellectual property or proprietary rights of third parties where: a) SunHydrogen furnishes the allegedly infringing designs, specifications, drawings and/or ideas; or b) the claim of infringement is based on SunHydrogen’s implementation of the Services.

8. CONTINUATION OF COLLABORATION:

So long as the Parties are performing as set forth in this Agreement, the Parties will discuss subsequent commercial steps in order to utilize PV Modules for the production of renewable hydrogen, fuels and chemicals. [***]

9. MISCELLANEOUS:

A. NOTICES: All notices, requests, consents, claims, demands, waivers, and other communications hereunder shall be in writing and shall be deemed to have been given in accordance with this Section:

Notices sent in accordance with this Section 10A shall be deemed effectively given:

●	when received, if delivered by hand (with written confirmation of receipt);

●	when received, if sent by a nationally recognized overnight courier (receipt requested);

●	on the date sent by facsimile or e-mail (in each case, with confirmation of transmission), if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the fifth (5th) Business Day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid.

Notices are to be sent to the following addresses:

SunHydrogen, Inc.

Bioventures Center

2500 Crosspark Road

Coralville, IA 52241

[***]

CTF

CTF SOLAR GmbH

Manfred-von-Ardenne-Ring 4

01099 Dresden Germany

[***]

If the address of a Party to which notices under this Agreement are to be sent changes, the other Party must be notified of the new address immediately in writing.

B. HEADINGS: The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

C. ENTIRE AGREEMENT: This Agreement, together with all schedules, exhibits and any other documents incorporated herein by reference, and the NDA dated October 18, 2023 and NDA dated November 11, 2025, constitute the sole agreements of the Parties with respect to the subject matter contained herein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

D. ASSIGNMENT: Neither Party shall assign or otherwise transfer any of its rights, or delegate or otherwise transfer any of its obligations or performance, under this Agreement, in each case whether voluntarily, involuntarily, by operation of law or otherwise, without the other Party’s prior written consent. This Agreement is binding upon and inures to the benefit of the Parties hereto and their respective permitted successors and assigns.

E. NO THIRD-PARTY BENEFICIARIES: This Agreement is for the sole benefit of the Parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit, or remedy of any nature whatsoever, under or by reason of this Agreement.

F. AMENDMENT; MODIFICATION; WAIVER: This Agreement may only be amended, modified, or supplemented by an agreement in writing signed by each Party hereto. This shall also apply to any amendment to this written form clause. No waiver by any Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the waiving Party. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any rights, remedy, power, or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.

G. SEVERABILITY: If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon a determination that any term or other provision is invalid, illegal, or unenforceable, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

H. GOVERNING LAW: This Agreement and all matters arising out of or relating to this Agreement, are governed by, and construed in accordance with, the laws of the Federal Republic of Germany. Private International law shall be excluded. Disputes arising from this Agreement shall be brought before the state courts of Germany. The exclusive place of jurisdiction is Frankfurt am Main.

I. COUNTERPARTS: This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail, or other means of electronic transmission (to which a PDF copy is attached) shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

-- Signature Page Follows –

CTF Solar GmbH		SunHydrogen Inc.

By:	/s/ Dr. Bastian Siepchen	By:	/s/ Tim Young

Date: 2/9/2026		Date: 2/9/2026

Dr. Bastian Siepchen		Tim Young
CEO, CTF Solar		CEO, SunHydrogen Inc.
[***]		[***]

By:	/s/ Dr. Jens Heinrich

Date: 2/9/2026

Dr. Jens Heinrich
Director TD, ppa., CTF Solar
[***]